Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT ANNOUNCES INITIAL 2007 GUIDANCE

        NEW YORK — November 7, 2006 — CIT Group Inc. (NYSE: CIT), a leading global provider of commercial and consumer finance solutions, today announced initial financial guidance for 2007.

        Speaking at the Company’s 2006 Investor Day Conference in New York City, Chairman and Chief Executive Officer, Jeffrey M. Peek indicated that in 2007 the Company would target earnings per share (EPS) in the range of $5.30 to $5.40 and return on common equity (ROE) of 15%.

        For more information the presentation slides will be available on CIT’s Investor Relations web site at http://ir.cit.com and a replay of the conference webcast will be available until 11:59 pm EST on November 30, 2006.

About CIT

CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has more than $70 billion in managed assets and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries worldwide. CIT, a Fortune 500 company and a member of the S&P 500 Index, holds leading positions in vendor financing, factoring, equipment and transportation financing, Small Business Administration loans, and asset-based lending. With its global headquarters in New York City, CIT has more than 7,200 employees in locations throughout North America, Europe, Latin America, and Asia Pacific. www.CIT.com.

Forward-Looking Statements:

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

MEDIA RELATIONS C. Curtis Ritter Director of External Communications & Media Relations (212) 461-7711 Curt.Ritter@CIT.com	INVESTOR RELATIONS Stephen Klimas Vice President (973) 535-3769